EX-99.e.v

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of November 1, 2017 by and between AGF Investments Trust, formerly known as FQF Trust (“Client”) and Foreside Fund Services, LLC (“Distributor”) is entered into as of November 18, 2019 (the “Effective Date”).

WHEREAS, Client and Distributor (the “Parties”) desire to amend the Agreement to reflect the addition of one Fund on Exhibit A, and reflect a corporate change of name of the Client as of the Effective Date; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of AGF Emerging Markets Equity Fund.

3.	All references in the Agreement to FQF Trust are hereby deleted and replaced in their entirety with AGF Investments Trust (“Client”).

4.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AGF INVESTMENTS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/William H. DeRoche Jr.	By:	/s/Mark A. Fairbanks
William H. DeRoche, Jr.			Mark A. Fairbanks, Vice President
President AGF Investments Trust

By:	/s/Kevin McCredie
Chief Executive Officer and Chief Investment Officer

EXHIBIT A

Fund Names

AGF Emerging Markets Equity Fund

AGF Global Sustainable Growth Equity Fund